Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 33,850,024.11	0.0001381	$ 4,674.69
Fees Previously Paid
	Total Transaction Valuation:	$ 33,850,024.11
	Total Fees Due for Filing:			$ 4,674.69
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 3,792.79
	Net Fee Due:			$ 881.90
Offering Note
[1]	The total transaction valuation is estimated for purposes of calculating the amount of the filing fee. Calculated as the aggregate maximum purchase price for shares of common stock of Jefferies Credit Partners BDC Inc. (the "Company") that are offered in the tender offer, based upon the net asset value per share as of December 31, 2025. The amount of the filing fee, calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified by Order Making Fiscal Year 2026 Annual Adjustments to Registration Fee Rates (Release Nos. 33 11384; 34-103768 / August 25, 2025), equals $138.10 per million dollars of the value of the transaction.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		Schedule TO	005-94255	10/01/2024		$ 3,792.79
Fee Offset Sources		Jefferies Credit Partners BDC Inc.	Schedule TO	005-94255		10/01/2024		$ 1,477.81
Fee Offset Sources		Jefferies Credit Partners BDC Inc.	Schedule TO	005-94255		01/24/2025		$ 566.46
Fee Offset Sources		Jefferies Credit Partners BDC Inc.	Schedule TO	005-94255		04/01/2025		$ 667.30
Fee Offset Sources		Jefferies Credit Partners BDC Inc.	Schedule TO	005-94255		07/01/2025		$ 257.16
Fee Offset Sources		Jefferies Credit Partners BDC Inc.	Schedule TO	005-94255		10/01/2025		$ 209.63
Fee Offset Sources		Jefferies Credit Partners BDC Inc.	Schedule TO	005-94255		01/02/2026		$ 614.43
Explanation of the basis for claimed offset:
[1]	An aggregate fee of $1,477.81 was paid with the filing of the Schedule TO-I by the Company (File No. 005 94255) on October 1, 2024 (the "October 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the October 2024 Schedule TO-I filed on November 7, 2024, was $0.00, as no shares were tendered in connection with the related tender offer, leaving the aggregate fee in the amount of $1,477.81 remaining from the October 2024 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the aggregate fee in the amount of $1,477.81 paid in connection with the October 2024 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I. An aggregate fee of $566.46 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94255) on January 24, 2025 (the "January 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the January 2025 Schedule TO-I filed on March 4, 2025, was $0.00, as no shares were tendered in connection with the related tender offer, leaving the aggregate fee in the amount of $566.46 remaining from the January 2025 Schedule TO-I for future offset claims. Pursuant to Rule 0 11(a)(2) under the Exchange Act, the aggregate fee in the amount of $566.46 paid in connection with the January 2025 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I. An aggregate fee of $683.83 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94255) on April 1, 2025 (the "April 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the April 2025 Schedule TO-I filed on May 5, 2025, was $16.53, leaving $667.30 of filing fees remaining from the April 2025 Schedule TO I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $667.30 filing fee paid in connection with the April 2025 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I. An aggregate fee of $296.89 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94255) on July 1, 2025 (the "July 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the July 2025 Schedule TO-I filed on August 8, 2025, was $39.73, leaving $257.16 of filing fees remaining from the July 2025 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $257.16 filing fee paid in connection with the July 2025 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I. An aggregate fee of $398.80 was paid with the filing of the Schedule TO-I by the Company (File No. 005-9455) on October 1, 2025 (the "October 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the October 2025 Schedule TO-I filed on November 4, 2025, was $189.17, leaving $209.63 of filing fees remaining from the October 2025 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $209.63 filing fee paid in connection with the October 2025 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I. An aggregate fee of $1,052.25 was paid with the filing of the Schedule TO-I by the Company (File No. 005-9455) on January 2, 2026 (the "January 2026 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the January 2026 Schedule TO-I filed on February 11, 2026, was $437.82, leaving $614.43 of filing fees remaining from the January 2026 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $614.43 filing fee paid in connection with the January 2026 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.